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                                                                  EXECUTION COPY

                                                                   Exhibit 10.49

                                SECOND AMENDMENT
                   TO SERIES C CONVERTIBLE PREFERRED STOCK AND
                     COMMON STOCK WARRANT PURCHASE AGREEMENT

     This SECOND AMENDMENT TO SERIES C CONVERTIBLE PREFERRED STOCK AND COMMON STOCK WARRANT PURCHASE AGREEMENT (the "Second Amendment"), is entered into this 9th day of September, 2003, by and among Nobel Learning Communities, Inc., formerly Nobel Education Dynamics, Inc., a Delaware corporation (the "Company"), and the individuals and/or entities that are parties to the Original Agreement (as defined below).

                               B A C K G R O U N D

     WHEREAS, the Company and certain other individuals and/or entities are parties to a Series C Convertible Preferred Stock and Common Stock Warrant Purchase Agreement, dated as of August 19, 1994, as amended on June 17, 2003 (collectively, the "Original Agreement");

     WHEREAS, on the date hereof, the Company and certain investors entered into a Series F Convertible Preferred Stock Purchase Agreement (the "Series F Purchase Agreement"); and

     WHEREAS, in connection with the execution of the Series F Purchase Agreement, the Company and the parties to the Original Agreement desire to amend the Original Agreement as set forth herein.

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein and the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the other parties hereto, intending to be legally bound hereby, agree as follows:

     1. Section 5.17. The first sentence of Section 5.17 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

     "The Company will not purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than (i) the cash cumulative dividends payable on the Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock") of the Company, (ii) the cumulative dividends payable on the Series E Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series E Convertible Preferred Stock"), including, but not limited to, any dividends payable on the Series E Convertible Preferred Stock in the form of cash and/or additional shares of the Series E Convertibles Preferred Stock, (iii) the cumulative dividends payable on the Series F Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series F Convertible Preferred Stock"), including, but not limited to, any dividends payable on the Series F Convertible Preferred Stock in the form of cash and/or additional shares of the Series F Convertible Preferred Stock, (iv) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and
     (v) the purchase of shares of Common Stock from former

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                                                                  EXECUTION COPY

         employees of the Company who acquired such shares directly form the Company, if each such purchase is made pursuant to contractual rights held by the Company relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Company for such shares; or redeem or otherwise acquire any shares of Series A Convertible Preferred Stock or Series C Convertible Preferred Stock except as expressly authorized in the Charter or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock then held by each such holder."

         2. Effect of Second Amendment. In all other respects, the Original Agreement, as amended hereby, remains in full force and effect as written.

         3. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This document may also be delivered by facsimile transmission with the same force and effect as if originally executed copies of this document were delivered to all parties.

         4. Governing Law. This Second Amendment shall be governed by and construed in accordance with the internal, domestic laws of the State of Delaware, without reference to that state's conflict of laws provisions.

                         [SIGNATURES ON FOLLOWING PAGE]

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                                                                  EXECUTION COPY

         IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment to the Series C Convertible Preferred Stock and Common Stock Warrant Purchase Agreement as of the date first written above.

                                 NOBEL LEARNING COMMUNITIES, INC.

                                 By: /s/ George H. Bernstein
                                     --------------------------------
                                 Name:  George H. Bernstein
                                 Title: Chief Executive Officer

                                 By: /s/ D. Scott Clegg
                                     --------------------------------
                                 Name: D. Scott Clegg
                                 Title: Vice Chairman, President and
                                        Chief Operating Officer

                                 EDISON VENTURE FUND II, L.P.

                                 By:  Edison Partners II, its general partner

                                      By: /s/ John H. Martinson
                                          ---------------------------
                                      Name:  John H. Martinson
                                      Title: General Partner